UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 9, 2008

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 9, 2008, the Board amended Bylaws of the Registrant primarily to reflect recent statutory and case law developments. The amendments are described below:

1.	Bylaw 4 was amended to formulate a more current and comprehensive bylaw relating to the advance notice of stockholder business and director nominations. These changes clarify the guidelines for stockholders and the Board of Directors and are intended to foreclose potential disputes over matters relating to the requisite advance notice and treatment of stockholder business and director nominations. Bylaw 4 was amended to expressly require the stockholder giving notice of a stockholder proposal to describe any arrangement or agreement between or among such stockholder, any beneficial owner, any of their respective affiliates or associates and any others acting in concert with any of the foregoing with respect to the nomination or proposal. The time period during which notices must be delivered was revised to provide a 90 - 120 day window pegged to the anniversary of the preceding year’s annual meeting, rather than the date of the prior year’s proxy statement. The amendments also clarify that the public announcement of an adjournment or postponement of an annual or special meeting will not commence a new time period (or extend any time period) for the giving of notice. The revisions to Bylaw 4 enhance the Board of Directors’ ability to prepare for and address issues that could arise at stockholder meetings, while safeguarding the rights of stockholders to make director nominations or business proposals.

2.	Bylaw 23 was amended to make the advancement of expenses mandatory and to clarify that any repeal or modification of this bylaw will not eliminate the indemnification protections afforded in respect of any proceeding arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. In addition, a new provision was added to clarify that a director or officer is entitled to be indemnified for the expenses incurred in filing a suit to recover any unpaid amounts of indemnification or advancement of expenses.

3.	Bylaw 25(d) was amended to affirmatively opt into Section 141(c)(2) of the Delaware General Corporation Law.

4.	Bylaw 31 was amended to limit the manner in which an officer may resign to giving notice solely in writing consistent with Section 142(b) of the Delaware General Corporation Law.

5.	Bylaw 44 was amended to replace the word “corporation” with “entity” to reflect the increasing number of alternate entities from which Registrant may borrow capital.

6.	Bylaw 47 was amended to provide that all signatures on a stock certificate may be a facsimile consistent with Section 158 of the Delaware General Corporation Law.

7.	Bylaw 53 was amended to clarify the manner in which notice is given by mail consistent with Section 222(b) of the Delaware General Corporation Law.

8.	Bylaw 54 was added to track the “householding” language of Section 233 of the Delaware General Corporation Law. This enables the Registrant to provide one copy of any notice to all stockholders of record who share an address, under certain circumstances.

A copy of the revised Bylaws, effective September 9, 2008, is attached to this report as Exhibit 3.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws of the Registrant, effective as of September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company

Dated: September 12, 2008	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of the Registrant, effective as of September 9, 2008.